                                                                   EXHIBIT 10.47

                              SHAREHOLDER AGREEMENT
                                  OPTION SHARES

      This Shareholder Agreement (the "Agreement") is dated as of February 5, 2001, by and among Alon Assets, Inc., a Delaware corporation (the "Company"), and Joseph A. Concienne, III (the "Shareholder").

            WHEREAS, the Shareholder has been granted an option (the "Option") to purchase common stock of the Company which may result in his purchase of shares of the common stock of the Company (the "Option Shares");

            WHEREAS, it is a condition to the Company's willingness to grant the Option to Shareholder that Shareholder enter into this Agreement to govern the ownership of Shareholder's Option Shares;

      NOW, THEREFORE, the parties hereto agree as follows:

      1. Definitions. In addition to the definitions that appear elsewhere in the Agreement, the following terms have the meanings specified:

            "Affiliate" of Shareholder means (i) a corporation, partnership or other entity at least a majority of whose equity securities and voting rights are owned (directly or indirectly) by Shareholder, Shareholder's spouse or immediate family or a trust entirely for the benefit of Shareholder or his spouse or immediate family, (ii) a corporation, partnership or other entity at least a majority of whose directors or other governing body are elected or designated by Shareholder, Shareholder's spouse or immediate family or a trust entirely for the benefit of Shareholder or his spouse or immediate family, (iii) a corporation, partnership or other entity whose management is otherwise controlled by Shareholder, Shareholder's spouse or immediate family or a trust entirely for the benefit of Shareholder or his spouse or immediate family or
(iv) a person that is controlled by, under common control with, or controls, Shareholder.

            "Capital Stock" means common stock of the Company acquired by the Shareholder pursuant to the exercise of the Option, and will also include any other equity securities of the Company or any successor to the Company that the Shareholder may receive in consideration of, or in exchange for, any Option Shares.

            "Cost" as applied to Capital Stock means the amount actually paid by Shareholder for such Capital Stock (including any Capital Stock from which it may have been converted or exchanged), which will include with respect to the purchase of Option Shares the exercise price paid to the Company by Shareholder directly or constructively through the receipt of a cash bonus payment applied to the payment of such exercise price.

            "Equity Value" as applied to Capital Stock means the stockholders' equity of the Company allocable to a share of Common Stock, based on the last regularly prepared quarterly balance sheet of the Company released prior to the date that the Equity

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Value is required to be determined, adjusted by adding back (i) the amounts of any dividends or distributions paid to holders of Capital Stock from the date of organization of the Company to date of determination of Equity Value (excluding any dividends or distributions as to which the Shareholder receives his proportionate share) and (ii) the amount of any Shareholder Subordinated Debt. Shareholder Subordinated Debt means debt of the Company owed to stockholders of the Company that was created in connection with the acquisition by the Company and its affiliates of the Southwest Business Unit and marketing assets of the Southeast Business Unit from FINA Oil and Chemical Company to the extent that the amount of such Shareholder Subordinated Debt plus the amount of equity contributions made to the capital of the Company, combined with the equity contributions and shareholder subordinated debt contributed to Alon USA Operating, Inc. does not exceed $20 million.

            "Fair Market Value" of a share of the Company's Capital Stock means, with respect to any purchase or sale of shares of Capital Stock owned by Shareholder, any appraised value determined within the prior six months pursuant to this Agreement or any comparable agreement with a member of the Company's management, or if no such appraisal has been prepared, the fair market value of such Capital Stock determined in good faith by agreement of Shareholder and the Board of Directors of the Company within thirty (30) days after the occurrence of the event requiring the valuation of Shareholder's Capital Stock (a "Valuation Event"). If (i) the Board of Directors of the Company and Shareholder are unable to determine the Fair Market Value of a share of Capital Stock within thirty (30) days after the occurrence of the Valuation Event or (ii) the Shareholder (or Interested Party) selling shares of Capital Stock pursuant to a Valuation Event disagrees in good faith with the Fair Market Value set by the Board of Directors as contemplated above (each of the foregoing (i) and (ii) being referred to herein as a "Revaluation Event"), then for a period of 30 days after notice of such Revaluation Event provided by any party to the proposed purchase or sale of Capital Stock (the "Negotiation Period"), each party to such proposed purchase or sale shall negotiate in good faith to reach agreement upon the Fair Market Value of such securities or property, as of the date of the Valuation Event. In the event that the parties are unable to agree upon the Fair Market Value of such securities or other property by the end of the Negotiation Period, then the Fair Market Value of such securities or property will be determined for purposes of this Agreement by an independent regionally or nationally recognized investment bank, accounting firm or business valuation company agreed upon by the parties to the proposed purchase and sale (the "Appraiser") and whose appraisal of the Fair Market Value of the Capital Stock to be sold will be conclusive and binding on all parties to this Agreement. If the parties to the proposed purchase and sale cannot agree upon an Appraiser, then the sellers, as a group, and the Company, as the purchaser, shall each select an independent nationally or regionally recognized Appraiser and the two Appraisers so selected shall then select another nationally or regionally recognized investment bank, accounting firm or business valuation company, which shall serve as the Appraiser. Fair Market Value of each share of Capital Stock at a time when (i) the Company is not a reporting company under the Securities Exchange Act of 1934 and (ii) such common stock is not traded in the organized securities markets, will, in all cases, be calculated by determining the Fair Market Value of the entire Company taken as a whole

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(including the assumed exercise of all options and other rights to acquire common stock having an exercise price per share of common stock less than the Fair Market Value thereof) and dividing that value by the sum of (x) the number of shares of common stock then outstanding plus (y) the number of shares of common stock then issuable upon exercise of outstanding options and other rights to acquire common stock having an exercise price per share less than the Fair Market Value thereof, without premium for control or liquidation preference or discount for minority interests, illiquidity, or restrictions on transfer. The costs of the Appraiser will be borne equally by the person requiring the appraisal and by the Company. In the case of determinations of Fair Market Value of securities convertible into common stock, such determination shall be made based upon the Fair Market Value of the shares of common stock into which such securities are convertible. For purposes of determining Fair Market Value under this Agreement, subordinated loans made to the Company and its affiliates at the time of closing of the Alon/Fina Transaction will be considered to be shareholders' equity and not debt.

            "Implied Value" as applied to Capital Stock means the Cost of such Capital Stock plus an implied 25% return on Cost, compounded annually, from the date of payment by Shareholder of such Cost and ending on the date that Implied Value is required to be determined.

            "Interested Party" means each Person who, as a result of an Involuntary Transfer, has an interest in Capital Stock previously owned by Shareholder, including (as applicable) the Shareholder's estate, personal representative, former spouse or successor.

            "Involuntary Transfer" means any transfer of Capital Stock owned by Shareholder that results from (a) the attachment, sequestration, garnishment or other similar involuntary transfer resulting from a bankruptcy or similar proceeding affecting Shareholder; (b) the involuntary dissolution of Shareholder; or (c) a Marital Relationship Transfer.

            "Marital Relationship Transfer" means a transfer incident to the divorce of the Shareholder or the death of the Shareholder's spouse under circumstances in which the Shareholder does not succeed to the spouse's interest (if any) in any Capital Stock.

            "Person" means any individual, corporation, partnership, trust or other entity.

            "Voluntary Transfer" means any sale, pledge or other transfer of Capital Stock by Shareholder, except (a) a transfer to Shareholder's spouse or immediate family or a trust entirely for the benefit of Shareholder or his spouse or immediate family; (b) a transfer to an Affiliate of Shareholder, but only if and for so long as Shareholder retains all voting rights with respect to such Capital Stock and such transferee continues to be an Affiliate of Shareholder; and (c) an Involuntary Transfer. If a transfer is effected pursuant to clause (b) of the preceding sentence, and the Shareholder loses his voting rights or the transferee ceases to be an Affiliate of such Shareholder, then an Involuntary Transfer will be deemed to have occurred.

      2. Voluntary Transfers. If Shareholder intends to seek or effect a Voluntary Transfer of Capital Stock, the Company will have the right to participate in such sale or transfer on the following terms:

      (a) Notice of Sale. The Shareholder will deliver a written notice (the "Notice of Sale") to the Company. The Notice of Sale will include (i) a statement of the Shareholder's bona fide intention to sell or transfer Capital Stock; (ii) the name and address of the proposed transferee (the "Buyer"), if any Buyer has been identified; (iii) the type and number of shares of Capital Stock to be sold or transferred (the "Offered Shares"); (iv) the per share purchase price, which must be stated in cash; and (v) the other material terms and conditions of the proposed sale.

      (b) Company's Option. The Notice of Sale will constitute an irrevocable offer by the Shareholder to sell to the Company all or any portion of the Offered Shares, on the same per share terms and conditions stated in the Notice of Sale. The Company may elect to accept such offer in whole or in part only by delivering to the Selling Shareholder written notice of its irrevocable election to accept such offer within 30 days after delivery of the Notice of Sale (the "Purchase Notice").

      (c) Closing. If the Company elects to purchase Offered Shares pursuant to
Section 2(b), the closing of the purchase and sale will occur on the 30th day following the date of the Purchase Notice (or such earlier date as may be agreed among the parties). At such closing, the Company will deliver (by wire transfer or cashier's check, or as otherwise specified in the Notice of Sale) the consideration payable to the order of the Shareholder, against delivery by the Shareholder of certificates evidencing the Offered Shares being so purchased, free and clear of all liens, claims and encumbrances (other than this Shareholder Agreement) and endorsed in good form for transfer.

      3. Involuntary Transfers. Upon any Involuntary Transfer of Capital Stock affecting Shareholder (the "Former Shareholder"), each Interested Party will comply with the following provisions:

      (a) Notice of Involuntary Transfer. The Interested Party will deliver a written notice (the "Notice of Involuntary Transfer") to the Company (and, in the case of a Marital Relationship Transfer, to the Former Shareholder) no later than 30 days after such Involuntary Transfer. The Notice of Involuntary Transfer will include (i) a description of the circumstances resulting in the Involuntary Transfer; (ii) the name and address of each Interested Party; and (iii) the type and number of shares of Capital Stock subject to such Involuntary Transfer (the "Subject Shares").

      (b) Former Shareholder's Option. In the case of a Marital Relationship Transfer, the Notice of Involuntary Transfer will constitute an irrevocable offer by the Interested Party to sell all or any portion of the Subject Shares to the Former Shareholder, at a price equal to the greater of Equity Value or Implied Value, if the Involuntary Transfer occurs prior to August 1, 2010, and at Fair Market Value if the Involuntary Transfer occurs thereafter. The Former Shareholder may elect to accept such offer in whole or in part only by delivering to the Interested Party and the Company written notice of its irrevocable election to accept such offer within 30 days after delivery of the Notice of Involuntary Transfer. If the Former Shareholder does not accept such offer within such 30-day period with respect to all of the Subject Shares, then the Company will have the option, pursuant to Section 3(c), to purchase any remaining Subject Shares.

      (c) Company's Option. The Notice of Involuntary Transfer will constitute an irrevocable offer by the Interested Party to sell to the Company all or any portion of the Subject Shares that is not purchased by the Former Shareholder pursuant to Section 3(b), at a price equal to the greater of Equity Value or Implied Value, if the Involuntary Transfer occurs prior to January 1, 2011, and at Fair Market Value if the Involuntary Transfer occurs thereafter. The Company may elect to accept such offer in whole or in part only by delivering to the Interested Party written notice of its irrevocable election to accept such offer within 60 days after delivery of the Notice of Involuntary Transfer. Any Former Shareholder or Interested Party or affiliate thereof who is a member of the Company's Board of Directors will abstain from voting on the proposed purchase of the Subject Shares.

      (d) Closing. If the Former Shareholder or the Company elects to purchase Capital Stock pursuant to this Section 3, the closing of the purchase and sale will occur on the 90th day following delivery of the Notice of Involuntary Transfer (or such earlier date as may be agreed among the parties). At the closing, the Former Shareholder or the Company (as applicable) will deliver by wire transfer or cashier's check the consideration payable to the order of the Interested Party, against delivery by the Interested Party of certificates evidencing the Subject Shares being so purchased, free and clear of all liens, claims and encumbrances (other than this Shareholder Agreement) and endorsed in good form for transfer.

      4. Call Option of the Company.

      (a) Initiation of Option. Beginning on the first date that the Shareholder is no longer employed by any corporation, limited partnership, general partnership, limited liability company or other business entity that is controlled by Alon Israel Oil Company, Ltd., including, without limitation, Alon USA Operating, Inc. and Alon Assets, Inc. (the "Separation Date"), the Company will have the right to purchase (the "Call Right") any or all of the shares of Capital Stock of the Shareholder in accordance with the terms and conditions of this Section 4. The Company's Call Right may be exercised at any time within one year following the Separation Date by delivering a written notice (the "Call Notice") to the Shareholder, which will set forth the Company's irrevocable undertaking to purchase the number of shares of Capital Stock stated in the Call Notice at the Call Price per share stated therein, which shall be determined pursuant to this Section 4, and setting forth the Company's calculation of the Call Price together with supporting documentation of such calculation. The Shareholder agrees to sell his Capital Stock to the Company upon the delivery of a Call Notice on the terms and conditions set forth in this Section 4.

      (b) Price of Capital Stock. The "Call Price" to be paid for the Shareholder's Capital Stock will be determined as follows:

            (i) If the Shareholder's employment is terminated for "Cause" as defined in his Employment Agreement, or resigns, other than for "Good Reason" as defined in his Employment Agreement, the Call Price paid by the Company for the Capital Stock will be an amount equal to Shareholder's Cost as to a portion of the shares of Capital Stock and the lesser of Implied Value or Equity Value as to the remaining portion of the shares of Capital Stock as follows:

                                               % at Lesser of Equity
 Time of Resignation           % at Cost       Value or Implied Value
----------------------         ---------       ----------------------
2/5/2001 to 12/31/2001           100%                     0%
1/1/2002 to 12/31/2004            80%                    20%
1/1/2005 to 12/31/2007            60%                    40%
1/1/2008 to 12/31/2010            20%                    80%

            (ii) If the Shareholder's employment has terminated due to death or disability, the Call Price paid by the Company for the Capital Stock will be the greater of Implied Value or Equity Value.

            (iii) Prior to January 1, 2011, if the Shareholder's employment is terminated without "Cause" or by the Shareholder for "Good Reason," the Call Price paid by the Company for the Capital Stock will be the greater of Implied Value or Equity Value.

            (iv) After December 31, 2010, if the Shareholder's employment is terminated without "Cause" or by Shareholder for any reason, the Call Price paid by the Company for the Capital Stock will be Fair Market Value.

      (c) Closing. The closing of the purchase and sale contemplated by this
Section 4 will occur on the 30th day following delivery of the Call Notice (or such earlier date as may be agreed among the parties). At such closing, the Company will deliver the Call Price to the Shareholder in cash against delivery by the Shareholder of certificates evidencing the Capital Stock being purchased, free and clear of all liens, claims and encumbrances (other than this Shareholder Agreement) and endorsed in good form for transfer.

      5. Put Option of the Shareholder.

      (a) Initiation of Option. After the Shareholders' Separation Date, the Shareholder or the Shareholder's representative, in the event of the Shareholder's death, will have the right to require the Company to purchase (the "Put Right") any or all of the shares of Capital Stock of the Shareholder in accordance with the terms and conditions of this Section 5. The Shareholder's right to require the Company to purchase the Capital Stock may be exercised at any time within one year following the Separation Date by delivering a written notice (the "Put Notice") to the Company, which will set forth the Shareholder's irrevocable undertaking to sell to the Company the number of shares of Capital Stock stated in the Put Notice at the price per share determined as set forth in this Section 5, and stating the Shareholder's calculation of the Put Price and providing supporting documentation of such calculation. The Company agrees to purchase Capital Stock from the Shareholder upon the delivery of a Put Notice on the terms and conditions set forth in this Section 5.

      (b) Price of Capital Stock. The "Put Price" to be paid for the Shareholder's Capital Stock will be determined as follows:

            (i) If the Shareholder's employment is terminated for "Cause" as defined in his Employment Agreement, or resigns, other than for "Good Reason" as defined in his Employment Agreement, the Put Price paid by the Company for the Capital Stock will be an amount equal to Shareholder's Cost as to a portion of the shares of Capital Stock and the lesser of Implied Value or Equity Value as to the remaining portion of the shares of Capital Stock as follows:

                                              % at Lesser of Implied
Time of Resignation           % at Cost       Value or Equity Value
----------------------        ---------       ----------------------
2/5/2001 to 12/31/2001           100%                   0%
1/1/2002 to 12/31/2004            80%                  20%
1/1/2005 to 12/31/2007            60%                  40%
1/1/2008 to 12/31/2010            20%                  80%

            (ii) If the Shareholder's employment has terminated due to death or disability, the Put Price paid by the Company for the Capital Stock will be the greater of Implied Value or Equity Value.

            (iii) Prior to January 1, 2011, if the Shareholder's employment is terminated without "Cause" or by the Shareholder for "Good Reason," the Put Price paid by the Company for the Capital Stock will be the greater of Implied Value or Equity Value.

            (iv) After December 31, 2010, if the Shareholder's employment is terminated without "Cause" or by Shareholder for any reason, the Put Price paid by the Company for the Capital Stock will be Fair Market Value.

      (c) Closing. The closing of the purchase and sale contemplated by this
Section 5 will occur on the 30th day following delivery of the Put Notice (or such earlier date as may be agreed among the parties). At such closing, the Company will deliver the Put Price to the Shareholder in cash, or if otherwise provided below, by delivery of cash and a promissory note, against delivery by the Shareholder of certificates evidencing the Capital

Stock being purchased, free and clear of all liens, claims and encumbrances (other than this Shareholder Agreement) and endorsed in good form for transfer.

      If the Put Right is exercised: (i) after Shareholder's employment is terminated for "Cause" as defined in his Employment Agreement, or Shareholder has resigned, other than for "Good Reason" as defined in his Employment Agreement, and (ii) the Company's payment of annual cash bonuses under the Alon USA Annual Cash Bonus Plan for the preceding fiscal year was less than 50% of Shareholder's Target Bonus Amount (as such terms are defined in that plan) or it is determined by the Board of Directors of the Company in good faith that it is reasonably likely that Shareholder's bonus for the year of exercise of the Put Right would be less than 50% of Shareholder's Target Bonus Amount, then the Company may elect to pay the Put Price (a "Deferred Payout") by delivering to Shareholder cash equal to 25% of the Put Price and a promissory note of the Company payable to the order of the Shareholder in a principal amount of 75% of the Put Price, bearing interest at a rate of 8% per annum, payable quarterly, and payable in three equal annual installments of principal on the first, second and third anniversary dates of issuance.

      If the Put Right is exercised at a time when the Company is in default under the terms of its obligation to its senior secured lender, the Company may defer making any payment to the Shareholder until such time as default is cured, at which time the Company may elect to pay the Put Price in the form of a Deferred Payout or in a lump sum, in its sole discretion.

            6. Take-Along Right.

      (a) Right to Include Shares. In the event that more than fifty percent (50%) of the issued and outstanding shares of Capital Stock of the Company are transferred by the shareholders of the Company for consideration to a third party not affiliated with such shareholders, the Company will provide Shareholder with the right (the "Take-Along Right") to require such third party to purchase from Shareholder up to a percentage of the number of total shares of Capital Stock held by Shareholder equal to the number derived by multiplying the
(x) total number of shares of Capital Stock of the Company that the third party will acquire by (y) a fraction, the numerator of which shall be the total number of shares of Capital Stock owned by Shareholder, and the denominator of which shall be the total number of shares of Capital Stock owned by each shareholder of the Company participating in such transaction. The Company shall deliver written notice to Shareholder (the "Take-Along Notice"), which written notice shall specify the price and the terms and conditions on which the proposed transaction is to take place. Any shares of Capital Stock purchased from the Executive pursuant to this Section 6 shall be at the same price per share and upon the same terms and conditions as apply to each other shareholder of the Company participating in such transaction (it being agreed that reasonable compensation received or to be received by any stockholder pursuant to arms-length negotiation in respect of services to be rendered by it shall not be deemed direct payment for shares of Capital Stock sold by it).

      (b) Exercise of Right. The Take-Along Right may be exercised by Shareholder by delivery of a written notice to the Company (the "Acceptance Notice") within twenty (20) calendar days following the receipt of the Take-Along Notice. The Acceptance Notice shall state the number of shares of Capital Stock that the Executive proposes to include in such transfer to the third party, determined as aforesaid, plus the number of additional shares of Capital Stock, if any, that Shareholder would be willing to sell to the third party. It shall be a condition precedent to the transfer of shares of Capital Stock to the third party that it purchase from Shareholder the shares of Capital Stock tendered by Shareholder on the same economic terms and conditions as it purchases shares of Capital Stock from other shareholders of the Company.

      (c) Further Assurances. Notwithstanding anything to the contrary contained herein, the exercise of the Take-Along Right shall be conditioned upon the agreement by Shareholder to execute any customary agreement, certificate or other document required to be executed in connection with such transfer; provided, however, that Shareholder shall only be required to give representations or warranties or make covenants with respect to the title, ownership, and delivery of the shares of Capital Stock owned by Shareholder, including the authority to transfer such shares of Capital Stock but in no event shall Shareholder be required to make representations and warranties more extensive than those given by other participating shareholders or to provide indemnities (other than with respect to such limited representation and warranties) disproportionate (based upon the percentage of sales proceeds to be received) to those provided by other participating shareholders. Failure of Shareholder to comply with the provisions of this Section 6(c) shall constitute a breach of this Agreement and a waiver of the Take-Along Right hereunder.

      7. Restrictions on Transfer and Pledge. No sale, pledge or other transfer of Capital Stock by Shareholder, whether voluntary or involuntary, will be valid or effective (a) unless effected in compliance with the terms of this Agreement and (b) until the transferee executes an addendum agreement substantially in the form of Exhibit A hereto (an "Addendum Agreement"). The Company will not issue or record the transfer of any Capital Stock unless the purchaser executes an Addendum Agreement agreeing to be bound by the terms and conditions of this Agreement applicable to the Shareholder. Shareholder hereby agrees with the Company that each certificate representing Capital Stock will bear substantially the following legend:

      THE TRANSFER OF ANY SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF A SHAREHOLDER AGREEMENT BETWEEN ALON ASSETS, INC. (THE "COMPANY") AND THE HOLDER OF THIS CERTIFICATE, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE.

In addition, Capital Stock may not be sold, pledged or otherwise transferred in the absence of an effective registration statement pertaining thereto under the Securities Act of 1933, as amended, and all applicable regulations promulgated thereunder (the "Federal Act"), and under any applicable state securities laws and all applicable regulations promulgated thereunder (the "State Acts"), or an exemption from the registration requirements of the Federal Act and all applicable State Acts

            8. Miscellaneous

            (a) Termination of Agreement. This Agreement will terminate upon the closing of an underwritten public offering of the Company's common stock or the completion of any other business transaction that results in the availability of a public market for the Capital Stock in the United States.

            (b) Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly given when delivered personally or sent by overnight delivery service or facsimile transmission or five days after being mailed by certified mail (return receipt requested) (i) to the Company at its principal executive offices or (ii) to Shareholder at his address set forth below his signature to this Agreement.

            (c) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then provision will be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification will render it legal, valid and enforceable, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.

            (d) CHOICE OF LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF TEXAS.

            (e) Counterparts. This Agreement may be executed in any number of counterparts, and all such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

            (f) Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties with respect to the subject matter hereof and supersedes and preempts any prior written, or prior or contemporaneous oral, understandings, agreements or representations by or among any of the parties that may have related to the subject matter hereof in any way.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                                ALON ASSETS, INC.

                                                By: /s/ JEFF D. MORRIS
                                                    ----------------------------
                                                Name: Jeff D. Morris
                                                      --------------------------
                                                Title: President/CEO
                                                       -------------------------

                                                SHAREHOLDER:

                                                /s/ JOSEPH A. CONCIENNE, III
                                                --------------------------------
                                                Name: Joseph A. Concienne, III

                                                Address: 15907 Erin Creek CT
                                                         -----------------------
                                                         Houston TX 77062
                                                         -----------------------

SPOUSAL CONSENT

      I acknowledge that I have read the foregoing Shareholder Agreement (the "Agreement") between Alon Assets, Inc. (the "Company") and my spouse, that I understand its provisions, that I consent thereto and that I agree to be bound by its terms. I am aware that by its terms, among other things, my spouse agrees to sell certain of his or her shares of the capital stock of the Company, including my community property or other interest therein (if any), upon certain other events and that transfer of such shares is otherwise restricted. I hereby consent to such sale and to such restrictions, approve of the provisions of the Agreement, and agree that if I pre-decease my spouse, the successors of my community property or other interest (if any) in such shares will hold such shares subject to the provisions of the Agreement. I am also aware of, and hereby consent to, the rights granted to my spouse and the other parties to the Agreement to purchase any shares of the Company's capital stock that I may acquire by virtue of an Involuntary Transfer (as defined in the Agreement), including without limitation any shares that may be awarded or distributed to me in any dissolution, divorce, legal separation or other similar proceeding.

Dated: 1-25-01                                          /s/ BRENDA K. CONCIENNE
                                                       -------------------------
                                                         (Signature of Spouse)

                                                           Brenda K. Concienne
                                                       -------------------------
                                                            (Printed Name)